Exhibit 5.1

April 5, 2024

Above Food Ingredients Inc.

2305 Victoria Avenue #001

Regina, Saskatchewan, S4P 0S7

Canada

Dear Sirs/Mesdames:

Re:     Above Food Ingredients Inc. – Registration Statement on Form F-4

We have acted as Canadian counsel to Above Food Ingredients Inc. (formerly 2510169 Alberta Inc.) (the “Corporation”), a corporation existing under the laws of the Province of Alberta, in connection with a Registration Statement, as amended, on Form F-4, including the proxy statement of Bite Acquisition Corp. (“Bite”) and the annexes and exhibits thereto (the “Registration Statement”), being filed by the Corporation with the United States Securities and Exchange Commission (the “Commission ”) under the United States Securities Act of 1933, as amended (the “Act”) dated and effective as of the date of this opinion, relating to the proposed issuance by the Corporation of common shares in the capital of the Corporation (“Common Shares”), warrants to purchase Common Shares (“Warrants”), the Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”), the class A earnout shares of the Corporation (“Class A Shares”), the class B earnout shares of the Corporation (“Class B Shares” and together with the Class A Shares, the “Earnout Shares”), and the Common Shares issuable upon conversion of the Earnout Shares (the “Conversion Shares”) pursuant to the terms of the business combination agreement dated April 29, 2023 and amended on March 12, 2024 (the “Business Combination Agreement”) by and among the Corporation, Bite, Above Merger Sub, Inc. (“Merger Sub”) and Above Food Corp. (“AFC”).

Pursuant to the Business Combination Agreement and as more fully described in the Registration Statement:

a)	Above Food will continue from the laws of Saskatchewan to a corporation under the laws of the Province of Alberta pursuant to the Business Corporations Act (Alberta) (such continuance, the “Continuance”).

b)	Following the consummation of the Continuance, on the Effective Date, all pursuant to the terms of the Plan of Arrangement set forth in the Business Combination Agreement (the “Plan of Arrangement”), the Corporation will effect a share exchange (the “Share Exchange”) pursuant to which, among other things, holders of AFC shares will contribute to the Corporation all of the issued and outstanding shares of AFC in exchange for newly issued Common Shares (such Common Shares, the “Plan Shares”), Class A Shares and Class B Shares, and after giving effect to the Share Exchange, AFC will become a direct and wholly owned subsidiary of the Corporation.

c)	On the Effective Date, all pursuant to the terms of the Plan of Arrangement, the Corporation will issue warrants to holders of AFC warrants to purchase AFC shares (the “Plan Warrants”), with such Plan Warrants entitling the holder thereof to purchase Warrant Shares (such Warrant Shares, the “Plan Warrant Shares”), and upon the due exercise of such Plan Warrants, will entitle the holder thereto to receive Class A Shares and Class B Shares.

d)	On the Effective Date, and following the completion of the Share Exchange, Merger Sub will merge with and into Bite, with Bite surviving as a direct and wholly owned subsidiary of the Corporation (the “Merger”). As a result of the Merger, (i) Common Shares will be issued to Bite stockholders in exchange for Bite common stock (“Bite Shares”), and (ii) Warrants will be issued to Bite warrantholders in exchange for their warrants to purchase Bite Shares (the “Merger Warrants”), with such Merger Warrants entitling the holder thereof to purchase Warrant Shares (such Warrant Shares, the “Merger Warrant Shares”).

Unless otherwise stated, any terms used in this opinion that are not defined herein have the meanings ascribed to them in the Registration Statement. References to “Effective Time” and “Effective Date” herein have the meaning ascribed to it in the Plan of Arrangement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

EXAMINATION OF DOCUMENTS

For the purposes of the opinion expressed below, we have considered questions of law, made the investigations, and examined originals or copies, certified or otherwise identified to our satisfaction, of the certificates of public officials and other certificates, documents and records, that we considered necessary or relevant, including (collectively, the “Relevant Documents”):

1.	the Business Combination Agreement;

2.	the Registration Statement;

3.	resolutions of the sole director of the Corporation approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, and the performance of the Corporation’s obligations under the Business Combination Agreement;

4.	the form of amended and restated warrant agreement in the form filed as Exhibit 4.3 of the Registration Statement (the “Warrant Agreement”);

5.	the form of amended and restated warrant indenture in the form filed as Exhibit 4.4 of the Registration Statement (the “Indenture”);

6.	the draft articles of amendment to create each class of Earnout Share in the authorized capital of the Corporation, in the form attached at Annex B to the Registration Statement (the “Articles of Amendment”);

7.	a certificate of status in respect of the Corporation issued under the laws of the Province of Alberta on April 5, 2024; and

8.	as to certain matters of fact relevant to the opinion expressed below, and attaching the articles and by-laws of the Corporation, including any amendments thereto, a certificate of an officer of the Corporation dated the date of this opinion addressed to Gowling WLG (Canada) LLP.

The Business Combination Agreement, the Warrant Agreement, the Indenture and the Plan Warrants are collectively referred to as the “Agreements”.

We have not reviewed the minute books or, except as described above, any other corporate records of the Corporation.

We also have reviewed originals or copies, certified or otherwise identified to our satisfaction, of and relied upon such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the documents described above without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

ASSUMPTIONS AND RELIANCES

We have relied exclusively upon the certificates, documents and records we examined with respect to the accuracy of the factual matters contained in them and we have not performed any independent investigation or verification of those factual matters. We have assumed those factual matters were accurate on the date given and continue to be accurate as of the date of this opinion.

For the purposes of the opinion expressed below, we have assumed, without independent investigation or inquiry, that:

1.	with respect to all documents examined by us, the signatures are genuine, the individuals signing those documents had legal capacity at the time of signing, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the authentic original documents;

2.	the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided under those searches or inquiries are and remain accurate and complete;

3.	none of the Agreements has been modified in any manner, whether by written or oral agreement or by conduct of the parties to them or otherwise;

4.	where applicable, each party to the Agreements, other than the Corporation, is validly constituted and existing in accordance with the laws under which it is constituted, and has all necessary power and capacity to execute and deliver the Agreements to which it is a party and to perform its obligations under those documents;

5.	where applicable, the execution and delivery by each party to the Agreements, other than the Corporation, and the performance of its obligations under those documents have been or will be duly authorized by all necessary corporate action;

6.	each of the Agreements has been or will be duly authorized, executed and delivered by each party to it, other than with respect to the Business Combination Agreement;

7.	the Business Combination Agreement has been duly authorized, executed and delivered by each party to it, other than the Corporation;

8.	each of the Agreements constitutes or will constitute a legal, valid and binding obligation of each party to it, other than the Corporation, enforceable against it in accordance with its terms;

9.	the Plan Warrants, when issued pursuant to the Indenture: (a) will constitute legally valid and binding obligations of the parties thereto, other than the Corporation, enforceable against each of them in accordance with their respective terms; and (b) the status of the Plan Warrants, as legally valid and binding obligations of the parties, will not be affected by any (i) breaches of, or defaults under, agreements or instruments, including without limitation the Indenture, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities;

10.	if any obligation under any of the Agreements is required to be performed in any jurisdiction outside of the province of Alberta, the performance of that obligation will not be illegal under the laws of that jurisdiction;

11.	all information contained in the Relevant Documents reviewed by us is true and correct;

12.	there is no foreign law that would affect the opinion expressed herein;

13.	the Registration Statement will be effective, will comply with all applicable laws, will be duly authorized, executed and delivered by the Corporation, and will be filed with the Commission;

14.	there are no amendments to the Agreements or any of the other Relevant Documents after the date hereof and prior to the Effective Time; and

15.	the Articles of Amendment will be filed with the Alberta Corporate Registry prior to the Effective Time to create each class of Earnout Shares and will not be amended prior to the issuance of the Class A Shares, the Class B Shares, the Warrant Shares or the Conversion Shares.

Other than for the Agreements, we have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Where our opinion expressed herein refers to the Common Shares, the Earnout Shares, the Warrant Shares and the Conversion Shares having been issued as “fully paid and non-assessable”, such opinion indicates that the holder of such Common Shares, Earnout Shares, Warrant Shares or Conversion Shares, as applicable, will not, after the issuance to them of such Common Shares, Earnout Shares, Warrant Shares or Conversion Shares, as applicable, be liable to contribute any further amounts to the Corporation in order to complete payment for the Common Shares, Earnout Shares, Warrant Shares or Conversion Shares, as applicable, or to satisfy claims of creditors of the Corporation. We assume that the requisite consideration for the issuance of such Common Shares, Earnout Shares, Warrant Shares or Conversion Shares will be received by the Corporation prior to issuance and assume the adequacy of any consideration received.

LAWS ADDRESSED

We are lawyers qualified to express opinions only with respect to the laws of the Province of Alberta and the opinion expressed herein relates only to the laws of the Province of Alberta and the federal laws of Canada applicable therein as in effect on the date hereof.

OPINION

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Common Shares, when issued in accordance with the terms and conditions set forth under the Business Combination Agreement, will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

2.	The Class A Shares, when issued in accordance with the terms and conditions set forth under the Business Combination Agreement, will be validly issued as fully paid and non-assessable class A earnout shares in the capital of the Corporation.

3.	The Class B Shares, when issued in accordance with the terms and conditions set forth under the Business Combination Agreement, will be validly issued as fully paid and non-assessable class B earnout shares in the capital of the Corporation.

4.	The Conversion Shares, when issued in accordance with the terms and conditions of the Articles of Amendment, will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

5.	The Plan Warrants, when created, issued and delivered in accordance with the Business Combination Agreement and the Indenture, will be validly created and issued securities of the Corporation and be legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of the Indenture.

6.	The Plan Warrant Shares, upon exercise of the Plan Warrants in accordance with the terms of the Plan Warrants and the Indenture, including the payment of the exercise price thereof, will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

7.	The Merger Warrant Shares, upon exercise of the Merger Warrants in accordance with the terms of the Warrant Agreement, including the payment of the exercise price thereof, will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

QUALIFICATIONS AND LIMITATIONS

The opinion expressed herein is subject to the following qualifications and limitations:

1.	The legality, validity, binding effect and enforceability of the Agreements and of each other agreement, indenture, instrument or other document relating to the Corporation’s creation, authentication, issuance, sale and delivery of Common Shares, Warrant Shares and Conversion Shares, as applicable, to which the Corporation is a party or is subject to, may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, moratorium, preference and other similar laws of general application affecting the enforcement of creditors’ rights generally.

2.	The enforceability of the obligations of the Corporation under the Agreements is subject to, and may be limited by, general equitable and legal principles, including those relating to the conduct of parties such as reasonableness and good faith in the performance of contracts, and to the principle that equitable remedies such as injunctive relief and specific performance are only available in the discretion of the court.

RELIANCE

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Corporation or its securities or their offering and sale.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name on the cover page and under the caption “Legal Matters” in the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

This opinion is given as at the date hereof and we disclaim any obligation, responsibility or undertaking to: (a) update this opinion; (b) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express; or (c) advise the addressee or any other person of any other change in any matter addressed in this opinion that may come to our attention after the date hereof. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Yours truly,

/s/ Gowling WLG (Canada) LLP